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                                                                   EXHIBIT 10.17

                                  VIADOR INC.
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                     NOTE SECURED BY STOCK PLEDGE AGREEMENT
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$246,586.43                                                         May 26, 2000

     FOR VALUE RECEIVED, Subramanian Ramakrishnan ("Maker") promises to pay to the order of Viador Inc. (the "Corporation"), at its corporate offices at 2000 Charleston Road, Suite 1000, Mountain View, California 94043, the principal sum of Two Hundred Forty-Six Thousand Five Hundred Eighty-Six Dollars and Forty-Three Cents ($246,586.43), together with all accrued interest thereon, upon the terms and conditions specified below.

     1. Interest. Interest shall accrue on the unpaid balance outstanding from
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time to time under this Note at the rate of 6.30% per annum, compounded semi-
annually. Accrued interest will be payable by Maker on September 7, 2003.

     2. Principal. The entire principal balance of this Note, together with all
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accrued and unpaid interest, shall become due and payable in one lump sum on
September 7, 2003.

     3. Payment. Payment shall be made in lawful tender of the United States and
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shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

     4. Events of Acceleration. The entire unpaid principal balance of this
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Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

          A. the expiration of the sixty (60)-day period following the date the Maker ceases for any reason to remain in the Corporation's employ; or

          B. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

          C. the occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.
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     5. Special Acceleration Event.
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     A. In the event the Maker sells or otherwise transfers for value one or more shares of the Corporation's common stock serving as collateral for this Note, then the unpaid portion of the principal balance of this Note attributable to the purchase price of those shares and the associated taxes incurred in connection with their purchase (as such taxes are pro-rated over all the shares of the Corporation's common stock serving as collateral for this Note) shall become immediately due and payable, together with all accrued and unpaid interest on such principal portion, and shall be paid directly out of the proceeds of such sale or transfer.

     B. Should the Corporation be acquired (whether by merger or acquisition of all or substantially all of the Corporation's assets or outstanding voting stock) for consideration payable in cash or freely-tradable securities, then the unpaid portion of the principal balance of this Note attributable to any shares of the Corporation's common stock serving as collateral for this Note which are vested at the time of such acquisition, including any such shares which vest as a result of such acquisition, shall become immediately due and payable, together with all accrued and unpaid interest on such principal portion, upon the expiration of the ninety (90) period following the effective of such acquisition; provided, however, that if the Pooling of Interest Method, as described in Accounting Principles Board Opinion No. 16, is used to account for the acquisition for financial reporting purposes, such acceleration shall not occur at any time prior to the end of the sixty (60)-day period immediately following the end of the applicable restriction period required under Accounting Series Release Numbers 130 and 135.

     6. Employment. For purposes of applying the provisions of this Note, the
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Maker shall be considered to remain in the Corporation's employ for so long as the Maker renders services as a full-time employee of the Corporation, any successor entity or one or more of the Corporation's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries.

     7. Security. The proceeds of the loan evidenced by this Note shall be
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applied solely to the payment of the purchase price of 44,167 shares of the
Corporation's common stock and the associated taxes incurred in connection with the purchase of such shares, and payment of this Note shall be secured by a pledge of those shares with the Corporation pursuant to the Stock Pledge Agreement to be executed this date by the Maker. The Maker, however, shall remain personally liable for payment of this Note and assets of the Maker, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

     8. Collection. If action is instituted to collect this Note, the
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Corporation shall provide prior written notice to the Maker of its intent to pursue such legal action to collect this Note and Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

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     9. Waiver.  A waiver of any term of this Note, the Stock Pledge Agreement
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or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Corporation and any such waiver shall be limited to its express terms. No delay by the Corporation in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

     10. Conflicting Agreements. In the event of any inconsistencies between the
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terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

     11. Governing Law. This Note shall be construed in accordance with the laws
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of the State of California.


                                    /s/ Subramanian Ramakrishnan
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                                    MAKER:  Subramanian Ramakrishnan

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